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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in Form S-8 and the Post-Effective Amendment No. 1 to the Form S-8 (Registration No. 333-07295) pertaining to the 1993 Stock Option Plan, 1996 Director's Stock Option Plan and Employees and Consultants Stock Option Agreement/Plan, the Form S-8 (Registration No. 333-58303) pertaining to the 1993 Stock Option Plan, and 1998 Employee Stock Purchase Plan, the Form S-8 (Registration No. 333-87369) pertaining to the 1993 Stock Option Plan, the Form S-8 (Registration No. 333-44736) pertaining to the 1993 Stock Option Plan, the Form S-8 (Registration No. 333-86644) pertaining to the 1996 Directors' Stock Option Plan and 1998 Employee Stock Purchase Plan, the Post-Effective Amendment No. 6 on Form S-3 to Form SB-2 (Form SB-2 No. 333-476-LA) for the registration of 4,477,402 shares of common stock and 328,500 warrants to purchase common stock, the Form S-3 (Registration No. 333-88051) for the registration of 2,014,036 shares of common stock, the Form S-3 (Registration No. 333-52326) for the registration of 697,533 shares of common stock, the Form S-3 (Registration No. 333-95177) for the registration of 136,130 shares of common stock, the Form S-3 (Registration No. 333-100707) for the registration of 3,930,800 shares of common stock, the Form S-3 (Registration No. 333-104255) for the registration of 11,549,219 shares of common stock, the Form S-3 (Registration No. 333-107301) for the registration of 5,004,000 shares of common stock, and the Form S-8 (Registration No. 333-110152) pertaining to the 2003 Stock Plan and related prospectuses, of our report dated February 18, 2004, with respect to the consolidated financial statements of SuperGen, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
March 2, 2004

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors